UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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NorthWestern Corporation
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THE FOLLOWING IS A Q&A FOR EMPLOYEES OF NORTHWESTERN CORPORATION DISTRIBUTED ON APRIL 26, 2006 AND POSTED ON NORTHWESTERN CORPORATION’S WEBSITE AT www.northwesternenergy.com ON APRIL 26, 2006.

FAQ FOR TRANSACTION ANNOUNCEMENT

Q:   Who is Babcock and Brown Infrastructure (“BBI”)?

BBI is a world-class, utility infrastructure company based in Sydney, Australia and listed on the Australian Stock Exchange. It owns and manages on a long-term basis, utility and infrastructure companies and assets around the world. BBI owns companies in electricity transmission and distribution, gas transmission and distribution and transport infrastructure, and has ownership interests in thermal and renewable power generation.

BBI’s energy sector management are utility executives with an average of over 25 years experience in the electric and gas transmission and distribution business. BBI’s “back to basics” approach and philosophy of owning its assets indefinitely have seen BBI grow to become one of the global leaders in its field.

Website: www.bbinfrastructure.com

Q:   Why is BBI acquiring NorthWestern?

The NorthWestern Board believes that a sale to BBI represents the best outcome for all of NorthWestern’s stakeholders – customers, employees, regulators and stockholders. The sale of the Company to a long-term investor with access to capital ensures that we can continue to make necessary economic capital investment in our utility operations to ensure the long-term provision of reliable and cost-efficient service.

BBI is a long-term, conservative utility owner of energy, transmission and power generation assets with a well-earned and proven track record. Its “back to basics” approach and philosophy of owning its assets indefinitely have seen BBI grow to become one of the global leaders in its field.

BBI has been attracted by the quality of NorthWestern’s assets, its stable existing customer base and its steady growth opportunities. To those features, BBI will bring consistency of ownership, broad-based expertise in gas and electric transmission and distribution, power generation and renewable energy, and a strong financial position.

Q:   What will this mean for NorthWestern’s culture and strategy?

BBI intends to grow the business, and has committed to maintaining existing employee and customer service levels. BBI’s business approach emphasizes local management, local jobs and local growth, including investing in infrastructure replacement, transmission and power production, including renewables. BBI is committed to fund necessary further economic investment in the networks and sees opportunities for in-state growth in transmission and generation.

NorthWestern will remain committed to serving our customers and the communities in which we operate. BBI and NorthWestern are committed to maintaining strong relationships with the communities and the regulators in Montana, South Dakota and Nebraska.

Q:   Are we keeping the NorthWestern name?

The current intention is for NorthWestern will retain its corporate identity.

Q:   Who will run the combined business?

Mike Hanson will remain CEO of NorthWestern and Steven Boulton (BBI’s CEO based in Australia) will become Chairman. BBI is committed to retaining the NorthWestern management team in place.

Q:   Where will NW be incorporated and domiciled? Will NW’s existing HQ be closed?

Following completion, NorthWestern will become a wholly owned US managed subsidiary of BBI incorporated in Delaware. The current intention is for NorthWestern to retain its corporate identity and its corporate headquarters in Sioux Falls.

Q:   What will happen to my job?  Will there be layoffs?

BBI has committed to maintaining existing employee and customer service levels. There are no layoffs planned as a result of the transaction and we believe that this transaction creates more opportunities for NorthWestern’s employees. This acquisition is primarily about growth, not cutting expenses. BBI is committed to investing in necessary system upgrades and will commit additional capital to NorthWestern for economic transmission and power generation opportunities.

Q:   Will any operations close as a result of this transaction?

No, BBI is looking to retain the structure and grow the business locally. BBI sees opportunities for in-state growth in transmission and generation

Q:   What is BBI’s future growth plan?

BBI has committed to funding NWEC’s current business plan, including the recommendations of the Liberty Audit. BBI intends on making additional capital available to NorthWestern to pursue economic transmission and generation opportunities.

Q:   How will this affect employee benefits/compensation/pensions/401K/share options?

BBI is committed to employment stability and retaining the current structure.

Q:   Will rates increase/decrease as a result?

BBI will work with the NorthWestern management to continue the focus on improving service, stabilizing rates and providing exceptional customer care. BBI has committed to maintaining existing employee and customer service levels.

Q:   Will service quality change as a result?

BBI will work with the NorthWestern management to continue the focus on improving service, stabilizing rates and providing exceptional customer care. BBI is also committed to continuing NorthWestern’s current customer and community programs.

Q:   When do you expect the transaction to close?

We expect the transaction to close by the end of calendar year 2007. The transaction is, of course, subject to regulatory approvals, customary closing conditions and approval by stockholders.

Q:   Will NW remain a public company?

No. Following closing of the transaction NorthWestern Energy will be delisted from NASDAQ. It will become a wholly-owned, locally managed subsidiary of BBI.

Q:   What is the timeline for the approval process?

The transaction is subject to the approval of NorthWestern’s shareholders and federal and state regulatory approvals, which are expected to take between 9 to 18 months to obtain.

Q:   How can I find out more about the transaction?

You will be able to find all public information about the transaction on NorthWestern’s website as it becomes available. In addition, we welcome you, at your convenience, to access the replay of an investor call we are hosting on April 26. This will be available after 1.30pm CST at (800) 475-6701, access code 827377 for the next month, and will be also be available the website at www.northwesternenergy.com

You should also feel free to speak to any member of NorthWestern’s Human Resources team.

Special Note Regarding Forward-Looking Statements

This FAQ contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often address our expected future business and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.”  These statements are based upon our current expectations and speak only as of the date hereof. Our actual future business and financial performance may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including, but not limited to:

•   our ability to maintain normal terms with vendors and service providers;

•   our ability to fund and execute our business plan;

•   our ability to avoid or mitigate adverse rulings or judgments against us in our pending litigation arising from our bankruptcy proceeding, litigation related to our acquisition of the electric and natural gas transmission and distribution business formerly held by The Montana Power Company, and the formal investigation being conducted by the Securities and Exchange Commission;

•   unscheduled generation outages, maintenance or repairs which may reduce revenues and increase cost of sales or may require additional capital expenditures or other increased operating costs;

•   unanticipated changes in availability of trade credit, usage, commodity prices, fuel supply costs or availability due to higher demand, shortages, weather conditions, transportation problems or other developments, may reduce revenues or may increase operating costs, each of which would adversely affect our liquidity;

•   adverse changes in general economic and competitive conditions in our service territories; and

•   potential additional adverse federal, state, or local legislation or regulation or adverse determinations by regulators could have a material adverse affect on our liquidity, results of operations and financial condition.

In addition, we may not be able to complete the proposed transaction on the terms summarized above or other acceptable terms, or at all, due to a number of factors, including the failure to obtain approval of our stockholders, regulatory approvals or to satisfy other customary closing conditions. Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other Securities and Exchange Commission filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or publicly update any forward-looking statements for any reason.

Important Legal Information

In connection with the proposed transaction, Northwestern Corporation will file a proxy statement with the Securities and Exchange Commission. Before making any voting or investment decision, investors and security holders of Northwestern Corporation are urged to carefully read the entire proxy statement, when it becomes available, and any other relevant documents filed with the Securities and Exchange Commission, as well as any amendments or supplements to those documents, because they will contain important information about the proposed transaction. A definitive proxy statement will be sent to the stockholders of Northwestern Corporation in connection with the proposed transaction. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Northwestern Corporation at the Securities and Exchange Commission’s Web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free from Northwestern Corporation by directing such request to Northwestern Corporation, 125 South Dakota Avenue. Sioux Falls, SD 57104, Attention: Dan Rausch, Director of Investor Relations, telephone: (605) 978-2902.

Northwestern Corporation, its directors, executive officers and other members of its management, employees, and certain other persons may be deemed to be participants in the solicitation of proxies from Northwestern Corporation stockholders in connection with the proposed transaction. Information about the interests of Northwestern Corporation’s participants in the solicitation is set forth in Northwestern Corporation’s proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the transaction when it becomes available.